SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM 8-K
Amendment Number 1
_______________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

July 29, 2004
Date of Report (Date of earliest event reported)

Commission file number:    0-29213

HOUSE OF BRUSSELS CHOCOLATES INC.
(Name of small business issuer in its charter)

NEVADA	52-2202416
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

One Riverway, Suite 1700, Houston, Texas, 77056
(Address of principal executive offices)

(713) 599-0800
(Issuer’s telephone number)

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

On July 29, 2004, House of Brussels Chocolates Inc. (“HBSL”) entered a Stock Purchase Agreement with DeBas Chocolates, Inc., a California corporation (“DeBas”) whereby we purchased all of the outstanding shares of Common Stock of DeBas to increase our business of manufacturing and retailing gourmet chocolate products. As part of the transaction, we acquired the specially designed manufacturing plant and product facility in which DeBas operates. Additionally, Guy Debbas, Founder and President of DeBas, will remain with us as Vice President of Product Development under a five-year employment agreement. Management believes this acquisition offered us the opportunity to expand our product lines and market relationships. DeBas will operate as a wholly owned subsidiary of HBSL.

We acquired all of the outstanding shares of Common Stock of DeBas from Guy Debbas, the sole shareholder of DeBas, for a purchase price of $1,130,000 payable $200,000 cash and 324,042 shares of our restricted common stock (“HBSL Stock”), valued at $930,000 (calculated using the 5-day average of market closing price of our common stock). The Stock Purchase Agreement provided that of the $200,000 cash and 324,042 shares of HBSL Stock, $150,000 cash and 226,481 shares of HBSL Stock would be held in escrow subject to distribution to either Mr. Debbas or for cancellation by us in accordance with the terms and conditions of the Stock Purchase Agreement and Escrow Agreement. The funds utilized for the purchase were derived from cash of the Company.

We previously reported this transaction on Form 8-K filed on August 3, 2004. This Amendment Number 1 to Form 8-K contains the audited financial information in connection with this transaction. The audited financial information begins on page F-1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSE OF BRUSSELS CHOCOLATES INC.

Date: October 12, 2004	By:	/s/ Robert Wesolek

Robert Wesolek Chief Financial Officer and Director

DEBAS CHOCOLATES INC.
A Subsidiary Of House Of Brussels Chocolates Inc.

BALANCE SHEET AS OF JULY 28, 2004

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors
DeBas Chocolate, Inc.

We have audited the accompanying balance sheet of DeBas Chocolate, Inc., as of July 28, 2004. This financial statement is the responsibility of DeBas Chocolate, Inc.’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether this balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit of this balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of DeBas Chocolate, Inc. as of July 28, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ Sarna & Company

Sarna & Company
Certified Public Accountants
October 7, 2004

DEBAS CHOCOLATES INC. A Subsidiary Of House Of Brussels Chocolates Inc. Balance Sheet as of July 28, 2004
JULY 28, 2004
ASSETS
Current assets
Accounts receivable, net	$65,750
Inventory	314,535
Prepaid expenses	4,600
Total current assets	384,885

Land and building, net	731,297
Property, plant and equipment, net	165,883
Other assets	39,742
$1,321,807

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	$500,466
Accrued liabilities	632,685
Current portion of capital lease and long term debt	77,654
Note payable to House of Brussels Chocolates Inc.	160,000
Due to related parties, net	283,091
Total current liabilities	1,653,896

Capital lease liability	88,260
Long-term debt	1,049,664
2,791,820

Capital stock
Authorized
10,000 common shares, no par value
Issued
10,000 common shares	61,000
Additional paid-in capital	1,049,018
Accumulated deficit	(2,580,031)
(1,470,013)
$1,321,807

The accompanying notes are an integral part of this financial statement

DEBAS CHOCOLATES INC. A Subsidiary Of House Of Brussels Chocolates Inc. Notes to Balance Sheet as of July 28, 2004

1.	Nature of Operations

Debas Chocolates Inc., a California corporation (“We” or the “Company”) is a manufacturer of gourmet quality chocolate products with a principal production facility located in Fresno, California. We have over 17 years experience in manufacturing and distributing high-end, chocolates. Our products have a long history of customer acceptance and are manufactured to the strictest standards.

2.	Significant Events

Our sole Shareholder, Guy Debbas entered a stock purchase agreement with House of Brussels Chocolates, Inc., a Nevada corporation ("Brussels") whereby he sold all of the outstanding shares of our common stock. As part of the transaction, we sold the specially designed manufacturing plant and production facility in which we operate. Additionally, Guy Debbas, our Founder and President of DeBas, has accepted the position of Vice President of Product Development under a five-year employment agreement.

Guy Debbas agreed upon a sales price for his shares of $1,130,000 payable $200,000 in cash and 324,042 shares of our restricted common stock valued at $930,000. In addition, Brussels assumed responsibility for our liabilities. Of the purchase price tendered, $150,000 cash and 226,481 shares of our common stock have been held in escrow awaiting distribution to Mr. Debbas, or future cancellation by Brussels. The market value of the amounts escrowed is $800,000. For accounting purposes, approximately $700,000 of these escrowed amounts have been excluded from purchase price as we believe they are currently non-estimable or will not be paid. As of July 31, 2004, we identified and recorded nearly $450,000 in liabilities which offset future purchase payments to Mr. Debbas. Of the remaining amounts due, $98,000 is withheld by Brussels contingent upon the achievement of revenue goals, and $152,000 is held against the settlement of proceedings the results of which are currently non-estimable.

The terms and conditions of the stock purchase agreement were the result of arm's length negotiations between the parties.

3.	Significant Accounting Policies

Basis of presentation
The accompanying balance sheet has been prepared by the Company in accordance with generally accepted accounting principles in the United States.

Use of estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts receivable
Accounts receivable result from sales to wholesale customers and are net of an allowance for doubtful accounts and returns. The Company reviews the allowances on a quarterly basis, and at that time, the allowances are adjusted to maintain them at an amount estimated to be adequate to cover any future losses.

DEBAS CHOCOLATES INC. A Subsidiary Of House Of Brussels Chocolates Inc. Notes to Balance Sheet as of July 28, 2004

Inventories

Inventories include finished goods, packaging supplies, and raw materials. Finished goods are valued at the lower of cost or net realizable value, on a weighted average basis. Packaging and raw materials are valued at the lower of cost or net realizable value, on a first in first out basis.

Software, land, building, plant and equipment
Purchases of land, buildings, plant and equipment are recorded at cost. Depreciation and amortization rates are determined based upon the estimated useful life of the asset. Land is not depreciated. Maintenance and repairs are charged to expenses as they are incurred. In the event facts and circumstances indicate the carrying value of capital assets may be impaired, an evaluation of recoverability is performed. If an evaluation is required, the estimated future undiscounted cash flow associated with the asset is compared to the asset's carrying amount to determine if a write-down to market or discounted cash flow is required.

Amortization and depreciation on Software, Building and Property, Plant and Equipment is calculated using the following annual rates:

Category	Rates	Method
Building	5%	Diminishing balance
Automotive	30%	Diminishing balance
Computer equipment and software	30%	Diminishing balance
Furniture and fixtures	20%	Diminishing balance
Production equipment and molds	10%	Diminishing balance
Capital lease equipment	20%	Diminishing balance
Building improvements	5%	Diminishing balance
Other equipment	20%	Diminishing balance

Revenue Recognition
Sales revenue is recognized when the products have been shipped.

Cost of Sales
Cost of sales represents costs directly related to the manufacture and distribution of the Company’s products. Primary costs include raw materials, packaging, direct labor, including employee benefits, and shipping and handling.

Income taxes
The Company recognizes income tax expense as it is incurred, but does not recognize the potential value of tax benefits associated with its retained losses until such benefits are probable and likely to materialize.

Other recently issued accounting pronouncements
Other recently issued accounting pronouncements will have no significant impact on the Company and its reporting methods.

DEBAS CHOCOLATES INC. A Subsidiary Of House Of Brussels Chocolates Inc. Notes to Balance Sheet as of July 28, 2004

4.	Inventories

Inventories consist of the following at July 28:

July 2004

Finished goods	$96,885
Packaging materials	141,594
Raw materials	49,759
Inventory Development Costs	26,297
$314,535

5.	Prepaid Expenses

Prepaid expenses consist of the following at July 28:

July 2004

Prepaid property taxes and miscellaneous	$4,600

6.	Land and Building, Property, Plant and Equipment

Land and building, property, plant and equipment consist of the following at July 28:

	July 2004
		Accumulated	Net Book
	Cost	Amortization	Value

Land and building	$750,000	$18,703	$731,297

Automotive	17,498	11,768	5,730
Computer equipment and software	106,903	84,618	22,285
Furniture and fixtures	27,601	23,473	4,128
Production equipment and molds	501,880	424,385	77,495
Capital Leased Equipment	101,326	53,549	47,777
Leasehold improvements	33,563	25,095	8,468
Other equipment	4,909	4,909	-
	$793,679	$627,797	$165,883

DEBAS CHOCOLATES INC. A Subsidiary Of House Of Brussels Chocolates Inc. Notes to Balance Sheet as of July 28, 2004

7.	Due to Related Parties

Amounts due to related parties are advances made to us by our sole shareholder and have no stated terms of repayment.

8.	Capital Lease Liability

The Company has acquired certain leased manufacturing equipment through Santa Barbara Leasing. Lease payments of $1,555 are due monthly through May 2009 at which time the leased equipment may be purchased at a bargain price of $1.

9.	Long-Term Debt

Long-term debt consists of bank loans and lines of credit. This indebtedness includes amounts due to Business Loan Center (New York), County Bank (California), California Bank and Trust (California) and Bank of America (California). The loan from Business Loan Center carries an annual interest rate of 5.58% over LIBOR and requires monthly payments of $5,340. The principle balance is $732,561 and security pledged includes all real estate, plant machinery and equipment, furniture, inventory and accounts receivable. Monthly payments on the loan from County Bank are $2,940 and the principle balance is $130,070 (bearing interest at Prime plus 1.5%). The County Bank debt is guaranteed by the U.S. Small Business Administration and collateralized by all inventory, chattel paper, accounts, equipment and general intangibles owned or later acquired. The loan from California Bank is also guaranteed by the U.S. Small Business Administration. It requires monthly payments of $2,719 and has a principle balance of $142,390 (bearing interest at Prime plus 1.5%). The security given on this debt consists of inventory, accounts receivable, equipment, general intangibles and fixtures along with machinery and furniture. The loan from Bank of America has a principal balance of $4,459 and is collateralized by an automobile. The lines of credit issued by Bank of America and County Bank and are currently at their maximum amounts $100,000 (bearing interest at LIBOR plus 3.77%) and $9,587 respectively.

Minimum annual principal payments are as follows:

2004	$69,400
2005	71,500
2006	75,000
2007	78,750
2008	118,000

10.	Note payable to House of Brussels Chocolates Inc.

At July 28, 2004, we owe $160,000 to House of Brussels Chocolates Inc. under the terms of a promissory note which provided working capital to support our operations. This note is due September 1, 2004 and bears interest at a rate of 10% annually and is secured by the proceeds of our purchase orders and accounts receivable from Country life.

11.	Payroll Tax Liabilities

Included in our accrued liabilities is approximately $260,000 in employment related taxes which are delinquent. A lien for $156,806 has been placed against us in connection with these past due amounts.